WARRANT PURCHASE AND SALE AGREEMENT


         WARRANT PURCHASE AND SALE AGREEMENT, dated as of May 10, 1996, between Vertical Financial Inc., a corporation organized under the laws of the British Virgin Islands, c/o Orida Capital International Ltd., 221 East 61st Street, New York, NY 10021 ("Vertical"), Robb Matzner, having an address at 157 East 74th Street, New York, NY 10021 ("Matzner") (Vertical and Matzner, collectively, the "Sellers"), and Nathan Low, c/o Sunrise Financial Group, 135 East 57th Street, 11th Floor, New York, NY 10021 ("Buyer").


                             W I T N E S S E T H:


         WHEREAS, Sellers own certain warrants to purchase shares of Common Stock, par value $.01 per share ("Common Stock"), of Stratasys, Inc., a Delaware corporation (the "Company");

         WHEREAS, Buyer desires to purchase certain of these warrants from Sellers;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and other agreements contained herein, the parties hereby agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE; CLOSING

         SECTION 1.1 Purchase and Sale of Purchased Warrants. Subject to the terms and conditions set forth herein, Sellers each agree to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Sellers, Warrants, copies of which are attached hereto as Exhibit A, to purchase the following numbers of shares of Common Stock at the following exercise prices:

         No. Warrant Shares           Exercise Price

From Vertical:

         87,500                       $8 per share

From Matzner:

         62,500                       $8 per share (collectively, the
                                      "Purchased Warrants")

         SECTION 1.2 Consideration. Subject to the terms and conditions set forth herein, the purchase price (the "Purchase Price") payable by Buyer for the Purchased Warrants shall be the aggregate sum of $900,000, payable $525,000 to Vertical and $375,000 to Matzner (the "Purchase Price").

         Buyer covenants and agrees to pay the Purchase Price in full by wire transfer of same day funds to the accounts specified by Vertical and Matzner as follows:

         50% no later than one business day following the date (the "Effective Date") on which the registration statement being filed by the Company pursuant to that certain Warrant Modification and Exercise Agreement dated as of May 10, 1996 (the "Stratasys Agreement") is declared effective by the Securities and Exchange Commission (the "SEC"); and

         the balance of the Purchase Price (50%) no later than the fifth day following the Effective Date;

         provided, however, in the event that the Effective Date has not occurred by July 8, 1996, Buyer shall pay one-half of the Purchase Price to Sellers on July 8, 1996 and shall pay the balance of the Purchase Price no later than the end of the first business day following the Effective Date. If Buyer has not paid the amounts payable hereunder when due (and a grace period of five business days shall have elapsed without such payment being made) then Sellers shall have the right to terminate this agreement upon notice to Buyer and the Escrow Agent and upon receipt of such notice Buyer or the Escrow Agent, as applicable, shall immediately cause to be returned, or in the case of any shares then subject to that certain pledge agreement dated of even date herewith between Buyer and the Company, assigned or transferred, to the Sellers, their Purchased Warrants and any shares of Common Stock or other securities received upon exercise of or by virtue of being a holder of the Purchased Warrants, provided that Buyer shall be reimbursed, without interest or deduction, for any portion of the Purchase Price previously paid to Sellers or exercise price paid to the Company and Sellers shall assume responsibility for paying any portion of the exercise price which remains due and payable to the Company.

         SECTION 1.3 Closing; Transfer Procedures. The closing (the "Closing") of the purchase and sale of the Purchased Warrants hereunder shall be deemed to take effect upon the execution of this Agreement by the parties hereto; provided, however, that no closing shall occur unless and until (a) M.H. Meyerson shall have executed a consent to (i) release from that certain Agreement Not to Sell, dated October 20, 1994 and executed by Vertical, all of the Purchased Warrants and all of the other warrants of the Company originally contained in the warrants issued to Vertical and subject to such agreement, including all shares of Common Stock issuable upon the exercise of the Purchased Warrants and all such other warrants, (ii) permitting the demand registration, commencing at any time, of the shares of Common Stock issuable or issued upon exercise of such warrants and (b) Buyer shall have executed the Pledge Agreements.

         Upon the Closing, the respective Sellers shall execute the applicable forms of Assignment attached hereto as Exhibit B and shall deliver to the Company, or counsel to the Company, such Assignments and such original Warrants as are necessary for the Company to issue the Purchased Warrants to Buyer c/o the Escrow Agent (as defined herein) and to register the Purchased Warrants in the Buyer's name on the Company's Warrant Register.

                  SECTION 1.4 Pledge; Escrow. The obligations of Buyer under this Agreement are secured by respective pledges, pursuant to pledge agreement (the "Pledge Agreement") in favor of Vertical and Matzner in the form attached hereto as Exhibit C, of the Purchased Warrants, certain other warrants owned by Buyer to purchase 50,000 shares of Common Stock at $3 per share (the "Low Warrants") and any shares of Common Stock or cash or other securities received upon exercise of or by virtue of being a holder of the Purchased Warrants and the Low Warrants or such shares and the proceeds thereof. Upon receipt of the Purchased Warrants and the Low Warrants or the shares of Common Stock issuable upon the exercise thereof, and until payment in full of the Purchase Price, the Purchased Warrants and the Low Warrants or the shares of Common Stock issuable upon the exercise thereof shall be held in escrow by Bachner Talley Polevoy & Misher (the "Escrow Agent") in accordance with the Escrow Agreement attached hereto as Exhibit D (the "Escrow Agreement").

         SECTION 1.5 Order of Sale. Buyer hereby covenants and agrees that it shall (a) pay to Sellers the full Purchase Price prior to selling the shares of Common Stock underlying the Purchased Warrants and the Low Warrants; and
(b) sell on behalf of the respective Sellers, Donald Heimstaedt and Floy L. Shaeffer, those certain shares of Common Stock of the Company (totaling 200,000 shares) received by Sellers, Donald Heimstaedt and Floy L. Shaeffer upon exercise of their $3.00 warrants which are to be held in brokerage accounts at Sunrise for the respective Sellers, Donald Heimstaedt and Floy L. Shaeffer prior to Buyer selling any of the shares of Common Stock issued to him upon exercise of the Purchased Warrants.



                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

         Each Seller severally represents and warrants to Buyer with respect to the respective Purchased Warrants of each, that:

         SECTION 2.1 Title to the Purchased Warrants. Seller owns and holds title to the Purchased Warrants free and clear of any Lien (meaning any mortgage, lien, claim, pledge, charge, security, interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind) of any kind and has not exercised any of his or its Purchased Warrants in whole or in part. Upon the Closing and fulfillment of the procedures set forth in Section 1.3, Buyer will acquire title to the Purchased Warrants, free and clear of any Lien of any kind other than the Liens created by the Pledge Agreements.

         SECTION 2.2 Authority Relative to this Agreement. Matzner has full power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby and Vertical has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement on behalf of Vertical have been duly authorized by all necessary corporate action on behalf of Vertical. This Agreement has been duly and validly executed and delivered by Seller, and constitutes the legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms except as such obligations and their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

         SECTION 2.3 Conflicts. Neither the execution and delivery by Seller of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance by Seller with the provisions hereof, will (nor with the giving of notice or the lapse of time or both, would) in the case of Vertical, conflict with or result in a violation of any provision of the memorandum of association or articles of association of Seller, or, in the case of either Seller, in the breach of any agreement to which Seller is a party or otherwise bound or constitute a violation of any law, rule, regulation or decree or any other requirement of any court or governmental or administrative body or agency applicable to Seller.

         SECTION 2.4 Litigation. There are no suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or, to the best knowledge of Seller threatened, against or relating to Seller which, if determined in a manner adverse to Seller, would adversely affect Seller's ability to perform this Agreement or the transactions contemplated hereby. No consent or approval of any person, entity or governmental authority is required in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby by Seller.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to each of the Sellers that:

         SECTION 3.1 Acquisition for Investment; Warrants and Shares Not Registered. Buyer is acquiring the Purchased Warrants for its own account and not with a present intention to make any sale, disposition, distribution or other transfer of the Purchased Warrants or the shares of Common Stock issuable upon exercise thereof in a manner that will be in violation of any applicable securities laws and Buyer understands that neither the Purchased Warrants or the shares of Common Stock issuable upon exercise thereof have been registered under the 1933 Act or under the securities laws of any state or other jurisdiction.

         SECTION 3.2 Form of Warrant and Terms Thereof. Buyer understands and agrees to the terms of the Purchased Warrants, as set forth in Exhibit A hereto.

         SECTION 3.3 Authority Relative to This Agreement; Binding Obligation. Buyer has full power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Buyer, and constitutes the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms except as such obligations and their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

         SECTION 3.4 Risks; Information. Buyer acknowledges that there are substantial risks associated with an investment in the Purchased Warrants. Buyer acknowledges that he has been provided with such information on the Company and the Purchased Warrants as he has requested, including that certain Prospectus of the Company dated October 20, 1994, and represents that he is sophisticated and experienced in making investment decisions of this nature.


                                  ARTICLE IV

                         SURVIVAL AND INDEMNIFICATION


         4.1 Survival of Undertakings. Except for the representations and warranties of Sellers in Section 2.1 hereof and the representations and warranties of Buyer in

Sections 3.1 and 3.2 hereof which shall survive the Closing, none of the representations and warranties of Buyer or Seller contained herein shall survive the Closing. The respective covenants and agreements of Buyer, including without limitation those contained in Sections 1.2, 1.4, 1.5 and 1.6, and Sellers contained herein and to be performed to any extent after the Closing shall, to such extent, survive the Closing. Buyer and each Seller severally agree to indemnify, defend and hold harmless the other party from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, reasonable costs and expenses, including without limitation, reasonable attorney's fees, interest, penalties and costs of enforcing this indemnity, asserted against or imposed upon or incurred by the other party resulting from or arising under its nonperformance of any then surviving covenant or agreement to be performed hereunder on or after Closing or its material breach of any representation or warranty hereunder.


         4.2 Conditions of Indemnification. The obligations and liabilities of the parties under Section 4.1 hereof resulting from the assertion of liability by third parties ("Claims") shall be subject to the following terms and conditions: The indemnified party shall give indemnifying party prompt notice of any claim asserted against or imposed upon or incurred by the indemnified party, and the indemnifying party shall undertake the defense thereof by counsel of its own choosing. In the event that indemnifying party shall, within a reasonable time and after its receipt of the indemnified party's notice of any such Claim, fail to defend, the indemnified party shall (upon further notice to the other party) have the right to undertake the defense, compromise or settlement of such Claim for the account of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to the settlement, compromise or final determination thereof.


                                   ARTICLE V

                                 MISCELLANEOUS

         SECTION 5.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) to the addresses as set forth above.

         SECTION 5.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 5.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof. The parties each hereby agrees to the personal jurisdiction of any state or federal court within the State of New York (New York County) and waives personal service of any and all process upon it, and consents that all service of process may be made by registered mail direct to a party at the address indicated at the beginning of this Agreement and service so made shall be deemed to be completed five (5) days after the same shall have been deposited in the United States mail, postage prepaid. Vertical waives, at the option of Buyer, any objection based on forum non conveniens and any objection to venue of any action instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court. Nothing contained in this paragraph shall affect the right of any party to serve legal process in any other manner permitted by law.

         SECTION 5.4 Severability. If any provisions of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

         SECTION 5.5 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                         Sellers:

                                         VERTICAL FINANCIAL INC.

                                         /s/ Jacob Agam
                                         ---------------------------
                                         Name: Jacob Agam
                                         Title: President

                                         /s/ Robb Matzner
                                         ---------------------------
                                         Robb Matzner

                                         Buyer:

                                         /s/ Nathan Low
                                         ---------------------------
                                         Nathan Low

EXHIBIT A

                               Copies of Warrant

EXHIBIT B

                              FORM OF ASSIGNMENT


                  (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, Vertical Financial, Inc., hereby sells, assigns, and transfers unto Nathan Low, having an address at c/o Sunrise Financial Group, 135 East 57th Street, 11th Floor, New York, NY 10021, the attached Warrant (having an exercise price of $8 per share) to the extent of the right to purchase 87,500 shares of Common Stock, $.01 par value per share, of Stratasys, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint as attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated: May   , 1996
                                            Vertical Financial, Inc.


                                            By:
                                               ------------------------------
                                            Name:
                                            Title:



                                    NOTICE


                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                              FORM OF ASSIGNMENT


                  (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, Robb Matzner, having addresses of 79 Snake Bend Road, Wanaque, NJ 07465 and 157 East 74th Street, New York, NY 10021, hereby sells, assigns, and transfers unto Nathan Low, having an address at c/o Sunrise Financial Group, 135 East 57th Street, 11th Floor, New York, NY 10021, the attached Warrant (having an exercise price of $8 per share) to the extent of the right to purchase 62,500 shares of Common Stock, $.01 par value per share, of Stratasys, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint as attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated: May    , 1996

                                          ----------------------------------
                                          Robb Matzner





                                    NOTICE


                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

                               Pledge Agreement

                             [to be inserted here]

EXHIBIT C-1

                              FORM OF ASSIGNMENT


                  (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, Nathan Low, having an address at c/o Sunrise Financial Group, 135 East 57th Street, 11th Floor, New York, NY 10021, hereby sells, assigns, and transfers unto Vertical Financial Inc., (i) the attached Warrant (having an exercise price of $8 per share) to the extent of the right to purchase 87,500 shares (the "Warrant") of Common Stock, $.01 par value per share, of Stratasys, Inc. (the "Company"), and (ii) any and all shares of the Company and securities issued upon exercise of the Warrant or issued to the holder of the Warrant with respect to the Warrant, together with all right, title, and interest therein, and does hereby irrevocably constitute
and appoint                      as attorney to transfer such Warrant on the
books of the Company, with full power of substitution. This Assignment was issued in connection with that certain Pledge Agreement dated as of May , 1996 among Vertical Financial Inc., Nathan Low and Robert Matzner.


Dated:           , 1996



                                      ---------------------------------
                                      Nathan Low




                                      NOTICE


                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C-2


                                                FORM OF ASSIGNMENT


                  (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, Nathan Low, having an address at c/o Sunrise Financial Group, 135 East 57th Street, 11th Floor, New York, NY 10021, hereby sells, assigns, and transfers unto Robb Matzner, having addresses of 79 Snake Bend Road, Wanaque, NJ 07465 and 157 East 74th Street, New York, NY 10021, (i) the attached Warrant (having an exercise price of $8 per share) to the extent of the right to purchase 62,500 shares (the "Warrant") of Common Stock, $.01 par value per share, of Stratasys, Inc. (the "Company"), and (ii) any and all shares of the Company and securities issued upon exercise of the Warrant or issued to the holder of the Warrant with respect to the Warrant, together with all right, title, and interest therein, and does hereby
irrevocably constitute and appoint                          as attorney to
transfer such Warrant on the books of the Company, with full power of substitution. This Assignment was issued in connection with that certain Pledge Agreement dated as of May , 1996 among Nathan Low, Robert Matzner and Vertical Financial Inc.


Dated:           , 1996



                                     ----------------------------------
                                     Nathan Low




                                     NOTICE


                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C-3


                              FORM OF ASSIGNMENT


                  (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, Nathan Low, having an address at c/o Sunrise Financial Group, 135 East 57th Street, 11th Floor, New York, NY 10021, hereby sells, assigns, and transfers unto Robb Matzner, having addresses of 79 Snake Bend Road, Wanaque, NJ 07465 and 157 East 74th Street, New York, NY 10021, (i) the attached Warrant (having an exercise price of $3 per share) to the extent of the right to purchase 20,834 shares (the "Warrant") of Common Stock, $.01 par value per share, of Stratasys, Inc. (the "Company"), and (ii) any and all shares of the Company and securities issued upon exercise of the Warrant or issued to the holder of the Warrant with respect to the Warrant, together with all right, title, and interest therein, and does hereby
irrevocably constitute and appoint                           as attorney to
transfer such Warrant on the books of the Company, with full power of substitution. This Assignment was issued in connection with that certain Pledge Agreement dated as of May , 1996 among Nathan Low, Robert Matzner and Vertical Financial Inc.


Dated:             , 1996



                                      ---------------------------------
                                      Nathan Low




                                      NOTICE


                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C-4

                            FORM OF ASSIGNMENT


                  (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, Nathan Low, having an address at c/o Sunrise Financial Group, 135 East 57th Street, 11th Floor, New York, NY 10021, hereby sells, assigns, and transfers unto Vertical Financial Inc., (i) the attached Warrant (having an exercise price of $3 per share) to the extent of the right to purchase 29,166 shares (the "Warrant") of Common Stock, $.01 par value per share, of Stratasys, Inc. (the "Company"), and (ii) any and all shares of the Company and securities issued upon exercise of the Warrant or issued to the holder of the Warrant with respect to the Warrant, together with all right, title, and interest therein, and does hereby irrevocably constitute
and appoint                      as attorney to transfer such Warrant on the
books of the Company, with full power of substitution. This Assignment was issued in connection with that certain Pledge Agreement dated as of May , 1996 among Vertical Financial Inc., Nathan Low and Robert Matzner.


Dated:             , 1996



                                        -----------------------------------
                                        Nathan Low




                                        NOTICE


                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT D

                               ESCROW AGREEMENT

                             [To be inserted here]












                                      D-1